Exhibit 99.1

NEWS RELEASE

CONTACT:	Amy Delaney
Media Liaison
541-434-7905
amy.delaney@therightbank.com

www.therightbank.com
banking@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Bank and Others Named In Lawsuit

Bank intends to vigorously defend against allegations

EUGENE, Ore., August 23, 2013 — Northwest-based Pacific Continental Corporation (Nasdaq: PCBK), the holding company for Pacific Continental Bank, today announced that Pacific Continental Bank, along with Holcomb Family Limited Partnership, Fred “Jack” W. Holcomb, Holcomb Family Trust, Jones & Roth, P.C. and Umpqua Bank, has been named as a defendant in a lawsuit filed in Oregon on behalf of individuals who placed money with Berjac of Oregon and Berjac of Portland, both currently in Chapter 11 bankruptcy. Per the complaint, damages sought are more than $10 million.

“Although we can’t discuss this matter in detail due to its legal nature, be assured we take this matter very seriously. While we intend to vigorously defend against this lawsuit, we remain unwavering in our 40-year plus commitment to our clients, employees, shareholders and community partners,” said Pacific Continental CEO, Hal Brown.

Forward-Looking Statements Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” “anticipates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements are based on management’s current expectations, are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement. Detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is contained in Pacific Continental’s most recent SEC filings and in any of Pacific Continental’s subsequent SEC filings. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through 14 banking offices in Oregon and Washington. The Bank also operates a loan production office in Tacoma, Washington. With $1.4 billion in assets, Pacific Continental has established one of the most unique and attractive metropolitan branch networks in the Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations. Pacific Continental Corporation’s shares, a component of the Russell 2000 Index, are listed on the Nasdaq Global Select Market under the symbol “PCBK.”

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com.

SOURCE: Pacific Continental Corporation

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